3-3-3 Steadfast Income REIT Acquires Three Kansas City Apartments

Ex. 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE

Contact:    Jennifer Schmidt
Phone:        949.333.1721
Email:        jschmidt@steadfastcmg.com

STEADFAST INCOME REIT ACQUIRES
VALLEY FARMS APARTMENTS IN LOUISVILLE

IRVINE, Calif., September 5, 2012 – Steadfast Income REIT, Inc. announced today the $15.1 million acquisition of Valley Farms Apartments, a 160-unit garden-style apartment community in Louisville, Ky. The REIT now has invested over $260 million in 16 apartment communities in seven Midwestern and Southern states.
"This is our fourth Louisville property,” said Rodney F. Emery, CEO and president of the REIT. “We feel that the population growth in the key renting demographic of 25-34-year-olds in combination with strong projected job growth and low new apartment construction will tighten up the market and drive down vacancies over the next several years.”
Valley Farms was built in 2007 and is 97% occupied. The property consists of 10 two‐story residential buildings set amongst a scenic 13.5-acre site that affords residents ample open space and large floorplans. Valley Farms offers a mix of one-, two- and three-bedroom apartments with average in-place rents of $869.
Residents enjoy amenities that include a resort-style pool, fitness center, barbeque area and a business center. In-unit amenities include vaulted ceilings, well-equipped kitchens with pantries, washer/dryer connections, central air conditioning, walk-in closets and private balconies or patios. Additionally, half of the units have detached garages.

2-2-2 Steadfast Income REIT Acquires Valley Farms Apartments

Louisville has a diversified and growing economy and was recently named as one of the Top 15 Best Places for Careers and Business by Forbes magazine, and several Fortune 500 companies are headquartered there. Additionally, UPS’s global air freight hub is located at the Louisville International Airport and Ford Motor Company recently announced a new model will be produced at their Louisville Assembly Plant, both of which are 10 miles from Valley Farms.
Valley Farms marks the REIT’s fourth Louisville-area property. In May 2011 the REIT acquired Arbor Pointe Apartments for $6.5 million, in August 2011 the REIT acquired Cooper Creek Apartments for $10.4 million and in January 2012 the REIT acquired Renaissance at St. Andrews for $12.5 million.
With today’s acquisition, the REIT has acquired over 3,500 apartment units in Illinois, Iowa, Kansas, Kentucky, Missouri, Oklahoma and Texas for over $260 million.
About Steadfast Income REIT
Steadfast Income REIT is a real estate investment trust that intends to acquire and operate a diverse portfolio of real estate investments focused primarily on the multifamily sector, including stable, income-producing and value-added properties. Steadfast Income REIT is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Income REIT, Inc.’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

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